[LETTERHEAD OF WISE CARTER CHILD & CARAWAY]

                         July 20, 1995

                                                     EXHIBIT 5(a)

System Energy Resources, Inc.
1340 Echelon Parkway
Jackson, Mississippi  39213

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3, including the exhibits thereto, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by System Energy Resources, Inc. (the "Company") for the registration under the Securities Act of 1933, as amended (the "Securities Act") of $265,000,000 in aggregate principal amount of debt securities (the "Securities") to be issued, in one or more series, by the Company and for the qualification under the Trust Indenture Act of 1939, as amended, of the Company's Indenture (the "Indenture") under which the Securities are to be issued.

     We are of the opinion that the Company is a corporation validly organized, existing and in good standing under the laws of the State of Arkansas.

     We are further of the opinion that all action necessary to make valid and legal the proposed issuance and sale of the Securities by the Company will have been taken when:

                    (a)  the Company's said Registration
               Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and a supplement or supplements to the prospectus specifying certain details with respect to the offering or offerings of the Securities shall have been filed with the Commission, and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

                    (b)  an appropriate order or orders shall
               have been issued by the Commission under the Public Utility Holding Company Act of 1935, as amended, with respect to the related Application-Declaration on Form U-1 (File No. 70-8511), as amended and as it may be further amended;

                    (c) appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the consummation of the issuance and sale of the Securities;

                    (d)  the proposed Indenture shall have been
               appropriately executed and delivered;

                    (e)  the specific terms of each Security
               shall have been determined by supplemental indenture, board resolution or officer's certificate; and

                    (f)  the Securities shall have been
               appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     We are further of the opinion that when the foregoing steps have been taken, the Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Securities by underwriters.

     We are members of the Mississippi Bar and do not hold ourselves out as experts on the laws of any other state. As to matters of Arkansas law, we have examined or caused to be examined such documents and satisfied ourselves as to such matters as we have deemed necessary in order to render this opinion. In giving this opinion, we have relied, as to matters of New York law, upon the opinion of even date addressed to you by Reid & Priest LLP.

     We hereby consent to the use of this opinion as an exhibit to the Company's said Registration Statement on Form S-3, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the Prospectus constituting a part thereof.

                                                       Very truly
                              yours,

                                                       WISE
                              CARTER CHILD & CARAWAY

Professional Association

                                                       BY:  /s/
                              Betty Toon Collins
                                                            Betty
                              Toon Collins